EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 33-37924, 333-21285, and 333-283654 on Form S-3 and Registration Statement Nos. 33-57898, 33-58939, 333-21277, 333-62098, 333-91712, 333-142412, 333-177794, 333-177795, 333-208479 and 333-261566 on Form S-8 of our reports dated February 13, 2025, relating to the financial statements of Snap-on Incorporated and the effectiveness of Snap-on Incorporated’s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended December 28, 2024.

/s/ Deloitte & Touche LLP
Milwaukee, Wisconsin
February 13, 2025

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